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                                 EXHIBIT 10.27


FUND-RAISING AGREEMENT


THIS AGREEMENT made this 1st day of May, 1998 by and between HARTINVEST-MEDICAL VENTURES ("HMV") with address at Thomas Edge House, Tunnell Street, St. Heller, Jersey JE2 4LU, Channel Islands hereafter "Corporate Financial Advisor"

                                      and

THE FEMALE HEALTH COMPANY ("FHC") with address at 919 North Michigan Avenue, Chicago, Illinois 60611, hereafter "Company".

NOW, THEREFORE, in consideration of the covenants herein contained and on the part of each party to be fully kept and performed, the parties have agreed and do thereby agree with each other as follows:

1. SCOPE OF WORK.

1.1 For the consideration hereafter set forth, Company does hereby engage Corporate Financial Advisor and Corporate Financial Advisor agrees to provide Company up to $6.0 million under the Regulation D exemption to Section 4(2) of the 1933 Securities Act, as outlined in the term sheet attached (see Attachment
1). FHC agrees to provide the documentation and complete all regulatory submissions for the Regulation "D" financing.

1.2 If requested by FHC, the Corporate Financial Advisor agrees to complete said financing provided that there are no delays caused by the Company in providing additional requirested information or explanations of information provided by the Company to Corporate Financial Advisor. Company will provide a legal opinion from a securities attorney as presented in Attachment 2.

1.3 Corporate Financial Advisor represents that it is registered and qualified to do corporate advisory business.

1.4 Corporate Financial Advisor and Conpany hereby agree the terms of the Company hereby agree the terms of the Company's common stock to be offered through a term sheet (see Attachment 1). Company's common stock to be offered through a term sheet (see Attachment 1).

1.5 This agreement shall be exclusive for international funding sources and non-exclusive for the United States. The Company at its discretion may accept or reject proposed investors based on the terms in Attachment 1. If prior to acceptance by the Company of any subscription agreement, the Company receives what in its sole judgment is a creditable offer to provide significant funding on substantially better terms than those presented in Attachment 1. It reserves the right to accept such offer and terms in place of those presented in Attachment 1. In order to have this right of rejection, Company agrees


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to pay to Corporate Financial Advisor a "break up fee" of US$ 100,000 or 25,000 shares, whichever is the greater.

2. PAYMENT TERMS.

2.1 For the private placement funds raised by Corporate Financial Advisor, the Company agrees to pay Corporate Financial Advisor a SEVEN PERCENT (7%) COMMISSION. Notwithstanding anything in this Agreement to the contrary, if the Company enters into a Subscription Agreement with an investor proposed by Corporate Financial Advisor during the term of this Agreement, the Company shall be obligated to pay Corporate Financial Advisor the 7% commission on all amounts thereafter received by the Company from the investor pursuant to the Subscription Agreement whether or not such amounts are received before or after the term of this Agreement. The commission will be paid based on the actual drawdown amount per the Term Sheet (See Attachment 1). Corporate Financial Advisor will be entitled to receive its 7% cash commission within five business days after the closing of each Call under the Subscription Agreement.

2.2 Corporate Financial Advisor, at its sole option, take Company common stock equal to and at a similar per share price as the investor. Any stock taken in lieu of cash commission will be entitled to the same registration rights given investors in the private placement.

2.3 Corporate Financial Advisor will receive distribution warrants to purchase common shares equal to 10% of the actual stock purchased by the investor to the Subscription Agreement contemplated on Attachment 1. The warrants will have a term of three years. A pro rata portion of the warrants will be automatically forfeited if investor breaches the Subscription Agreement as specified in Attachment 1. The warrants will have an exercise price equal to the exercise price for the warrants issued to investors pursuant to the term sheet.

3. CONTRACTED SERVICES.

3.1 Corporate Financial Advisor may utilize the fundraising services of any third party registered SFA or NASD broker/dealer.

3.2 All commissions will be payable to Corporate Financial Advisor who will then pay out any commission due third party SFA or NASD broker/dealers participating in said above private placement. Corporate Financial Advisor agrees to furnish Company copies of any third party fundraising agreements and further agrees to hold the Company harmless with respect to commissions owed to any third party SFA or NASD broker/dealers participating in the private placement and for any actions taken by such third party SFA or NASD broker/dealers in violation of law.


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4. TERM.

Unless extended by mutual written agreement of the parties hereto, this Agreement will terminate and be of no further force or effect 90 day after the date first above written.

5. MODIFICATIONS, ETC.

5.1 This written Agreement embodies the entire understanding of the parties and all prior negotiations, writings and consultations are merged herein.

5.2 This Agreement shall be construed and interpreted in accord with the laws of the United Kingdom.

5.3 At the option of Corporate Financial Advisor any disagreement may be settled by an ARBITRATION PANEL rather than the appropriate court and the findings of the arbitration panel shall be binding on both parties. Any such arbitration shall occur in London, England.

5.4 This Agreement shall be binding upon the parties hereto, their successors and assigns.

5.5 This Agreement may be executed in two counterparts each of which shall be deemed to be an original but both of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto, intending to bind themselves, their successors and assigns, have hereunto set their hands the day and year first above written.

Corporate Financial Advisor
HARTINVEST-MEDICAL VENTURES



/s/ Sanford G. Henry
------------------------------
SANFORD G. HENRY


Company
THE FEMALE HEALTH COMPANY



/s/ O.B. Parrish
------------------------------
O.B. PARRISH
Chairman and C.E.O.


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                                  ATTACHMENT 1


                                 HMV TERM SHEET

                           THE FEMALE HEALTH COMPANY


DEFINITIONS



Market Price:                The lowest Trade Bid Price of The Female Health
                             Company's (the "Company") shares for the two trading days preceding the Call the day of the call, and for the two trading days following the Call.

Subscription Date:           The date which Kingsbridge (the "Investor")
                             executes the Subscription Agreement.

Effective Date:              The date the SEC declares the registration
                             statement, registering the Common Shares and Common Shares underlying the Warrants, effective.

Call: Draw down by the Company of a portion of the Subscription Agreement following registration of the Common Shares, which Calls, together with all prior Calls and any stock issued as commissions in connection with such Calls, shall not exceed 19.9% of the Company's outstanding stock as of the date of the first sale.

Symbol:                      FHC

Amount:                      $6,000,000

Securities Offered:          Common Shares and Warrants.

Commitment:                  The Investor, subject only to the conditions set
                             forth in this term sheet, will irrevocably commit to purchase up to $6,000,000 of restricted Common
                             Shares over the course of 24 months


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                             following the Effective Date.  The Company
                             will irrevocably commit to draw down a minimum of $1,000,000.

                             The Company will have sole discretion as to the amount and timing of each Call subject to the restrictions below.


Purchase Price of
Common Shares:               88% of the Market Price at each Call.  The maximum
                             purchase price will be set at 150% of the last sale price of the Company's common stock on the Subscription Date.

Restrictions on Calls:  (a)  Each Call cannot be for less than $200,000 nor more than $1,000,000.  According to Annex A.

                        (b)  There will be a
                             minimum of 20 trading days between Calls.

                        (c)  The above
                             restrictions may be waived on any individual
                             Call upon agreement of both parties.

Restrictions on Short Sales:  The Investor agrees not to sell any common stock of the Company short during the term of the Subscription Agreement unless the Company agrees to such sale.

Warrants:                     200,000 with a three-year life beginning six
                              months after the Subscription Date. The exercise price of the warrants shall be 120% of the last sale price of the Company's common stock on the Subscription Date.

Registration:                 The Company will file a registration statement
                              under the Securities Act of 1933, as amended, with respect to the Common Shares within 45 days of the Subscription Date. Such registration statement must be declared effective within 120 days of the Subscription Date. The registration statement will remain effective for the duration of the Warrants.


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Legal Fees:                   The Company will pay the reasonable legal costs
                              associated with an investment, not to exceed
                              $20,000.

Commission:                   7% plus warrants to purchase such number of
                              shares of the Company's common stock as is equal to 10% of the number of shares of such common stock actually purchased by the Investor pursuant to the Subscription Agreement.. The exercise price of the warrants shall be 120% of the last sale price of the Company's common stock as of the Subscription Date. Commissions will be payable within five business days after each closing of a Call under the Subscription
                              Agreement.

Closing:                      April 1998 or agreed date.


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                                    ANNEX A

                              MAXIMUM CALL AMOUNT


The Maximum Call Amount with respect to a Call shall be determined based upon the Average Daily Trading Volume of Shares of Common Stock for the 20-trading day period ending on the date prior to the relevant Call and the Market Price as of such Call Date of shares of Common Stock as follows:



                               Average Daily Trading Volume
                                for 20 Days Prior to Call
 Market Price
($ per share)   17,000-22,000  22,001-30,000  30,001-45,000  45,001-60,000
--------------  -------------  -------------  -------------  -------------
$2.00 - 2.50         $200,000    $300,000       $400,000         $ 500,000
 2.50 - 3.00          250,000     350,000        450,000           600,000
 3.00 - 3.50          300,000     400,000        450,000           600,000
 3.50 - 4.00          350,000     450,000        500,000           600,000
 4.00 - 4.50          350,000     450,000        550,000           650,000
 4.50 - 5.00          400,000     500,000        600,000           750,000
 5.00 - above         450,000     600,000        750,000         1,000,000



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